Exhibit 10-f-3

ROCKWELL COLLINS, INC.

APPROVAL OF

FIRST AMENDMENT TO THE

ROCKWELL COLLINS
2005 DEFERRED COMPENSATION PLAN
(Amended and Restated Effective April 7, 2014)

The undersigned, Laura A. Patterson, Vice President, Total Rewards, Rockwell Collins, Inc. (the “Company”), pursuant to authority provided to me by the Company’s Senior Vice President of Human Resources, does hereby approve, for and on behalf of the Company, the First Amendment to the Rockwell Collins 2005 Deferred Compensation Plan (Amended and Restated Effective April 7, 2014) (the “Plan) that is attached hereto.

Dated this 21st day of July 2015.

/s/ Laura A. Patterson
Laura A. Patterson
Vice President, Total Rewards

FIRST AMENDMENT
to the

ROCKWELL COLLINS

2005 DEFERRED COMPENSATION PLAN
(Amended and Restated Effective April 7, 2014)

The Rockwell Collins 2005 Deferred Compensation Plan, which was last amended and restated April 7, 2014 (the “Plan”), is hereby amended, as follows:

1.	Effective as of the date hereof, the last sentence of Section 1.210 of the Plan (“Eligible Employee”) is hereby amended and restated to provide as follows:

Notwithstanding the foregoing, an Eligible Employee shall not include anyone who becomes an Employee of an Affiliate as a result of (1) the completion of the merger contemplated by the Agreement and Plan of Merger by and among the Company, Avatar Merger Sub, Inc., Radio Holdings, Inc., and TC Group IV Managing GP, L.L.C or (2) the Company’s stock purchase of International Communications Group, Inc.

2.	Effective January 1, 2016, the last sentence of Section 1.210 of the Plan (“Eligible Employee”) is hereby deleted.

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In all other respects, the Plan is hereby confirmed and approved.